SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 9, 2000

                                   TECHDYNE, INC.
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            (Exact name of registrant as specified in its charter)

           Florida                    0-14659                 59-1709103
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(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

      2330 West 77th Street, Hialeah, Florida              33016
     ----------------------------------------           ----------
     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code (305) 556-9210

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Item 5.  Other Events

     The Company entered into two credit facilities with The Provident Bank in Ohio (the "Bank") for an aggregate borrowing of $5,500,000. This new financing replaced the line of credit and the three commercial loans with NationsBank in Florida which had an original principal amount of $4,012,500, and a principal balance of $3,115,500 at February 9, 2000, the repayment date, and a smaller borrowing from another Florida bank in the amount of approxi-mately $145,000. The credit facility with NationsBank was secured by all of the Company's assets, with the line of credit having a maturity date of May 1, 2000. The Company's parent, Medicore, Inc. ("Medicore") had subordinated in excess of $2,000,000 in principle indebtedness due to it from the Company to the NationsBank financing facilities, and Medicore had unconditionally guaranteed the payment and performance by the Company of the NationsBank financing. Medicore is not guaranteeing the Company's financing with the Bank, but one of the negative covenants precludes loans to or the payment of loans from affiliates, which includes Medicore.

     The new financing with the Bank includes a three-year revolving line of credit, renewable annually at the discretion of the Bank, which credit line carries an interest rate of prime minus .25%, or at a fixed rate equal to the relevant quoted LIBOR rate plus 2.5%, at the election of the Company.
Also part of the financing is a five-year term loan of $1,000,000 at the same interest rate as the revolving line of credit, based upon a five-year amortization schedule. The financing is guaranteed by the Company's subsid-iary, Lytton Incorporated ("Lytton"), which subsidiary has provided the Bank with a Security Agreement securing its guaranty of the Company's financing. The Security Agreement includes all of Lytton's property, including accounts, equipment, inventory, general intangibles, and the proceeds of such collateral. Lytton has also provided the Bank with a Conditional Assignment of Lease, assigning all of its right, title and interest as tenant under the lease to the Bank as further security for its guaranty of the Company's financing. The Conditional Assignment of Lease takes effect only if Lytton defaults in any of its obligations under the lease or any of its obligations under its guaranty of the Company's financing. That lease is with Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton and Patricia Crossley, the wife of Lytton Crossley, former President of Lytton and a director of the Company, who is also Assistant to the President of Lytton under an Employment Agreement requiring 40 hours per month at an annual salary of $30,000.

     The financing, evidenced by an Asset Based Loan and Security Agreement, provides for all the assets of the Company to collateralize the financing, as well as affirmative and negative covenants. Certain of the affirmative covenants require maintenance of a consolidated tangible net worth at all times greater than $7,500,000, a ratio of consolidated liabilities to consolidated tangible net worth of not more than 2.6 to 1.0, a debt coverage ratio of at least 1.5 to 1.0. Some of the negative covenants, among others, include prohibiting sale of any of its assets or properties except inventory in the ordinary course of business, declaring or paying any dividends or making any other payments on its capital stock, consolidating or merging with any other corporation or acquiring or purchasing any equity interest in any other entity, or assuming any obligations of any other entity the value of which exceeds $100,000, except for notes and receivables acquired in the ordinary course of business, incur, assume, guaranty or remain liable with respect to any indebtedness, except for certain existing indebtedness disclosed in its financial statements, or undertake any capital expenditures in excess of $100,000 in any one fiscal year. The credit line also provides for restrictions on transactions with related persons, precludes changes in ownership in the Company, or changes in its management or any material change in any of its business objectives, purposes and operations which might adversely affect repayment of the financing.

     Lytton also entered into amendments to its financing agreements with the Bank. Lytton had an Asset Based Loan and Security Agreement with the Bank dated April 14, 1995, amended over the last

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several years, evidenced by a $3,000,000 Revolving Credit Promissory Note, together with a Term Loan Promissory Note in the amount of $1,400,000, and an Equipment Acquisition Promissory Note in the amount of $500,000 (collectively the "Notes"). The line of credit was extended for a three-year term coinciding with the term of the Company's line of credit. The Bank also agreed to reduce the interest rates charged under the Notes, and Lytton and the Bank entered into modification and amendments of the aggregate $4,900,000 loan agreements and Notes, restated at the same interest rates, at the election of Lytton as provided to the Company in its credit facilities with the Bank. The Company is guaranteeing Lytton's financing with the Bank, which guaranty is unconditional and is secured by a Security Agreement between the Company and the Bank which provides the Bank with a continuing first priority security interest on all the property of the Company.

     The Company intends to use the proceeds for its working capital needs and other legal and proper corporate purposes.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial statements of businesses acquired

          Not Applicable

     (b)  Pro forma financial information

          Not Applicable

     (c)  Exhibits

          (10) Material Contracts

               (i) Asset Based Loan and Security Agreement between the Company and The Provident Bank dated February 9, 2000.
              (ii) Line of Credit Promissory Note for $4,500,000 from the
                   Company to The Provident Bank dated February 9, 2000.
             (iii) Term Loan Promissory Note for $1,000,000 from the Company to The Provident Bank dated February 9, 2000.
              (iv) Guaranty of the Company for the Lytton Incorporated(1)
                   financing with The Provident Bank dated February 9, 2000.
               (v) Security Agreement of the Company for its Guaranty of the
                   Lytton Incorporated(1) financing with The Provident Bank dated February 9, 2000.
              (vi) Amendment to Asset Based Loan and Security Agreement
                   between Lytton Incorporated(1) and The Provident Bank dated February 9, 2000.
             (vii) Amended and Restated Revolving Credit Promissory Note for
                   $3,000,000 from Lytton Incorporated(1) to The Provident Bank dated February 9, 2000.
            (viii) Amended and Restated Term Loan Promissory Note for
                   $1,400,000 from Lytton Incorporated(1) to The Provident Bank dated February 9, 2000.
             (vix) Amended and Restated Equipment Acquisition Loan Promissory
                   Note for $500,000 from Lytton Incorporated(1) to The Provident Bank dated February 9, 2000.

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               (x) Guaranty of Lytton Incorporated(1) for the Company's
                   financing with The Provident Bank dated February 9, 2000.
              (xi) Security Agreement for Lytton Incorporated(1) with respect to its Guaranty of the Company's financing with The Provident Bank dated February 9, 2000.
             (xii) Conditional Assignment of Lease by Lytton Incorporated(1)
                   to The Provident Bank dated February 9, 2000(2).

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(1) A 100%-owned subsidiary of the Company.

(2) Two such identical documents were executed, one for the guaranty and one for the indebtedness.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TECHDYNE, INC.

                                          /s/ Thomas K. Langbein
                                       By---------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board and Chief
                                          Executive Officer

Dated:  March 1, 2000